                                                                   EXHIBIT 10.82

                               SUPPLY AGREEMENT
                               ----------------

      This Agreement is entered as of October 23, 1995, by and between Southwall Technologies, Inc.("Seller"), a Delaware corporation, and Sony Corporation ("Buyer"), a Japanese corporation.

      WHEREAS, the parties previously negotiated a preliminary agreement entitled "Sony/Southwall Supply Agreement" that was executed by Seller on August 23, 1994 and by Buyer on August 30, 1994 that related to the tooling and supply of anti-reflection film by Seller to Buyer for lamination to computer monitor CRTs ("Preliminary Agreement").

      WHEREAS, Buyer wishes to purchase such Products from Seller and Seller is willing to supply Buyer with such Products on the terms hereof.

      NOW, THEREFORE, in consideration of the premises and the mutual promises and covenants set forth below, Seller and Buyer mutually agree as follows:

                                   ARTICLE I
                                   ---------
                                  DEFINITIONS
                                  -----------

      1.1  "Affiliate" of a party shall mean (i) any entity controlled by such
            ---------
party, (ii) any entity controlling such party and (iii) any entity under common control with such party. Control may be direct or indirect.

      1.2  "Delivery Date(s)" shall mean a date(s) for which delivery of
            ----------------
Products is properly requested in a purchase order.

      1.3  "Computer Monitor CRT Applications" shall mean use of the Products as
            ---------------------------------
anti-reflective filters which Buyer will laminate onto computer monitor CRT products.

      1.4  "Products" shall mean the anti-reflective filters set forth in
            --------
Exhibit I, attached hereto and made a part hereof, as such Exhibit may be amended by the parties from time to time.

      1.5  "After-Market Applications" shall mean the use of the Products as
            -------------------------
anti-reflective filters other than for Computer Monitor CRT Applications.

      1.6  "Specification(s)" shall mean the specifications of the Products as
            ----------------
prescribed in Exhibit I attached hereto and made a part hereof.

                                  ARTICLE II
                                  ----------
                    SALE AND PURCHASE OF PRODUCTS; SUPPORT
                    --------------------------------------

      2.1  Sale and Purchase. Seller, subject to the terms and conditions herein
           -----------------
contained, agrees to sell to Buyer, and Buyer agrees to purchase from Seller, the Products during the term of this Agreement.

      2.2  Exclusivity.
           -----------
           (a) During the term of this Agreement, Seller will not sell or authorize any third party to sell Products (other than to Buyer and companies the parties have agreed upon in writing) (i) with the knowledge that they will be used in Computer Monitor CRT Applications and/or (ii) without the promise of such third party that it will not use such Products in Computer Monitor CRT Applications; provided that Seller shall be released from the foregoing restrictions if Buyer fails to purchase at least two million square feet (2,000,000 sq. ft.) of Products for Computer Monitor CRT Applications each year. Purchases of Products for non-Computer Monitor CRT Applications (e.g., television monitor applications) shall not count toward this minimum quantity.

           (b) During the exclusivity period described in Section 2.2(a) of this Agreement, Seller may freely sell and authorize others to sell Products for After-Market Applications provided that Seller will submit the business overview for such after-market business to Buyer for Buyer to review and the parties shall at that time negotiate in good faith the circumstances under which Seller shall pursue such business.

      2.3  Re-sale of Products. Buyer agrees that it will not sell or distribute
           -------------------
(or allow anyone else to sell or distribute) Products that Buyer purchases hereunder except as part of a finished product that incorporates the Products.

      2.4  Best Efforts. In addition to, and not in limitation of Section 2.2 of
           ------------
this Agreement, in exchange for the foregoing exclusivity, Buyer agrees to use its best efforts to sell and market Products for the Computer Monitor CRT Applications throughout the world. Without limiting the foregoing, Buyer expects to and will use best efforts to purchase the following amounts of Products: (i) two million square feet (2,000,000 sq. ft.) in the eighteen (18) month period following the date first above written and (ii) two million square feet (2,000,000 sq. ft.) for each twelve (12) month period thereafter.

      2.5  Quantity; Forecasts.
           -------------------
           (a) Two (2) months prior to commencement of production Buyer will provide to Seller (i) a firm purchase order and Delivery Dates for Products covering the immediately following two (2) month period and (ii) a good faith forecast of its quantity requirements for Products for the subsequent four (4) calendar months. Thereafter, Buyer shall deliver to Seller within ten (10) days after the beginning of each calendar month, Buyer's six (6) month forecast of required Products quantity and Delivery Dates. The first two (2) months of each forecast shall be deemed firm, noncancellable purchase orders; Buyer may, however, reschedule any such shipment within the calendar month in which the shipment was due, by giving Seller one (1) week prior written notice. The last four (4) calendar months of any previous forecast may be changed as follows: (i) the third month of the six month forecast's commitment may be increased or decreased by up to an aggregate of twenty five percent (25%) of the forecast for that month, (ii) the fourth month of the six month forecast's commitment may be increased or decreased by up to an aggregate of fifty percent (50%) of the forecast for that month and (iii) the fifth and sixth months of each six month forecast's commitment may be increased or decreased by up to an aggregate of one hundred percent (100%) of the forecast for each month. If a required forecast or order for a month is not timely submitted for Products, then the sixth month of the immediately preceding forecast shall become the new forecast or order for the last month of the late forecast.

           (b) Buyer's forecasts and orders shall reflect its good faith expectations of customer demand and Buyer shall act in a commercially reasonable manner to schedule orders to avoid creating over or under capacity problems for Seller.

           (c) Seller will use commercially reasonable efforts to fulfill Buyer's firm, noncancellable purchase orders as referred to in Section 2.5(a) of this Agreement which meet the terms and conditions hereof. Buyer will accept any shipment of Products as fulfilling an order if the amount of Products shipped is more than ninety-five percent (95%) and less than one hundred five percent (105%) of the amount ordered. Notwithstanding the foregoing, Buyer shall be responsible for paying Seller for the amount of Products actually shipped.

      2.6  Delivery and Incidental Charges; Packaging and Storage. All Products
           ------------------------------------------------------
delivered to Buyer shall be F.O.B. Seller's plant or other place of shipment designated by Seller. Commencing October 1, 1995, Seller shall use its best efforts to deliver Products no more than one (1) day after, or three (3) days prior, to Buyer's desired Delivery Date. Seller shall arrange with commercial carefulness on Buyer's behalf transportation (which will normally be by land and sea, but may be by air in unusual circumstances) to any destinations specified in writing from time to time by Buyer. All customs, duties, costs, insurance premiums, other expenses relating to such transportation and delivery, all costs of compliance with export and import controls and regulations, and all sales, use, withholding, value-added, excise and similar taxes or charges, as well as risk of loss, are not included in the prices of the Products and shall be borne by Buyer. Exhibit 1 contains specifications for the packaging and boxing of Products and are included in the Products' price.

     2.7 Risk of Loss. Risk of loss and title to the Products shall pass from
         ------------
Seller to Buyer upon deliveries of the Products.

     2.8 Inventory. Commencing October 31, 1995, Seller will use diligent
         ---------
efforts to maintain in inventory an amount of Products equal to one-half (0.5) of the next month's Products commitment.

     2.9 Products Improvement. Seller will use commercially reasonable efforts
         --------------------
to improve Products quality, and shall inform Buyer if and when such improvements are available; provided, however, that Seller shall not change the Specifications without Buyer's written permission. In the event of a change in the Specification, each party shall use diligent efforts to exhaust their existing inventory. Each party agrees to keep the other informed as to any changes in processes or technology that may affect the Products, including, without limitation, effects on Products' performance.

     2.10 Technical Support. Seller will provide Buyer, upon request and at
          -----------------
Seller's expense, with reasonable technical support at Buyer's location; not to exceed one (1) man week of effort.


                                  ARTICLE III
                                  -----------
                              PRICE AND PAYMENTS
                              ------------------

     3.1 Price. The prices for the Products applicable hereunder shall be set
         -----
forth in Exhibit II attached hereto and made a part hereof. All such prices are quoted in United States dollars.

     3.2 Method of Payment. All payments due hereunder to Seller shall be paid
         -----------------
to Seller in United States dollars by wire transfer on or before the fifteenth day of the calendar month following the later of: (i) the invoice date and (ii) the date Products were made available to Buyer pursuant to Section 2.6 of this Agreement.

     3.3 Price Review. Each quarter Seller and Buyer shall review the current
         ------------
pricing structure, and shall negotiate in good faith to adjust the price if necessary.


                                  ARTICLE IV
                                  ----------
             TERMINATION, RIGHTS AND OBLIGATIONS UPON TERMINATION
             ----------------------------------------------------

     4.1 Term. Unless terminated earlier as provided herein, this Agreement
         ----
shall continue in effect until two (2) years from the date first above written (the "Initial

Term"), and shall thereafter be extended for successive one year terms until terminated by either party upon at least six (6) months prior notice to the other party.

     4.2 Termination for Default. If either party defaults in the performance of
         -----------------------
any material agreement, condition or covenant of this Agreement and such default or noncompliance shall not have been remedied within sixty (60) days (or ten days in the case of non-payment) after receipt by the defaulting party of a written notice thereof from the other party, the party not in default may terminate this Agreement.

     4.3 Buyer's Obligations at Termination. If Buyer terminates this Agreement
         ----------------------------------
pursuant to Section 4.1 of this Agreement, or Seller terminates this Agreement pursuant to Section 4.2 of this Agreement, then Buyer shall be required to pay
Seller: (i) for finished goods, work-in progress and unreturnable raw materials manufactured or purchased by Seller in compliance with the requirement as set forth in Section 2.5 of this Agreement and (ii) for any of Seller's unamortized start-up costs not to exceed two hundred and forty thousand dollars (US$240,000).

     4.4 Seller's Obligations at Termination.
         -----------------------------------

         (a) If Seller terminates this Agreement pursuant to Section 4.1 of this Agreement (or it expires), or Buyer terminates this Agreement pursuant to
Section 4.2 of this Agreement, then Seller shall remain obligated to supply Buyer with Products pursuant to the terms and conditions of this Agreement for two (2) years from the date of such termination or expiration. Furthermore, if Buyer properly terminates this Agreement pursuant to Section 4.2 of this Agreement then Seller will negotiate in good faith with Buyer for a license granting Buyer the right to manufacture Products.

         (b) If Seller terminates this Agreement pursuant to Section 4.2 of this Agreement, then Seller will have no obligation to fulfill any existing or future orders of Buyer.

     4.5 Survival of Terms. Except to the extent expressly provided to the
         -----------------
contrary in this Agreement, the following provisions shall survive the termination of this Agreement: Sections 2.5, 2.6, and 2.7 of this Agreement, all to the extent necessary to comply with Section 4.3 of this Agreement, and Sections 4.3, 4.4, 4.5, 4.6, and Articles III, V, VI and VII of this Agreement.

     4.6 No Liability. Each party understands that the rights of termination
         ------------
hereunder are absolute and that it has no rights to a continued relationship with the other after termination except as expressly stated herein. Neither party shall incur any liability whatsoever for any damage, loss or expenses of any kind suffered or incurred by the other (or for any compensation to the other) arising from or incident to any termination of this Agreement by such party which complies with the terms of the

Agreement whether or not such party is aware of any such damage, loss or expenses, except as expressly stated herein.


                                   ARTICLE V
                                   ---------
               WARRANTY, PRODUCTS INSPECTION AND INDEMNIFICATION
               -------------------------------------------------

     5.1 Warranties. Seller warrants that Products, when used on CRT computer
         ----------
monitors for conductive anti-reflection purposes, and when properly laminated, installed and maintained, will substantially maintain the performance characteristics specified in Exhibit I for a period of one (1) year from the date of sale of the CRT by Buyer to Buyer's customer, but in no event longer than one and one-half (1.5) years from date of delivery of the Products by Seller. In addition, Seller warrants against catastrophic failure of the Products for a period of one and one-half (1.5) years from date of sale of the CRT by Buyer, but in no event longer than two (2) years from the date of delivery of the Products by Seller. Excluded from this warranty is any failure, in whole or in part, related to or caused by the lamination adhesive, lamination process as practiced by Buyer, PET substrate and/or the PET hardcoat. Also excluded from this warranty is any nonconforming condition or deterioration which is the result, in whole or in part, of unusual abrasion and/or scratching, fire, accident, abuse, misuse, negligence, acts of God and the like.

     BUYER'S SOLE AND EXCLUSIVE REMEDY FOR ANY BREACH OF THE FOREGOING WARRANTIES SHALL BE REPLACEMENT OF OR (AT SELLER'S OPTION OR IF REPLACEMENT IS IMPRACTICAL) REFUND FOR THOSE PRODUCTS PROVIDED BUYER PROVIDES SELLER WITH FULL DOCUMENTATION AND PROOF OF WARRANTY BREACH WITHIN THE APPLICABLE WARRANTY PERIOD. BUYER SHALL DESTROY THE BREACHING PRODUCTS AND CERTIFY SUCH DESTRUCTION TO SELLER. EXCEPT FOR THE FOREGOING WARRANTIES, SELLER DOES NOT WARRANT THE MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE PRODUCTS OR PERFORMANCE OR NONINFRINGEMENT, DOES NOT MAKE ANY WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO PRODUCTS, SPECIFICATIONS, SUPPORT, SERVICE OR ANYTHING ELSE AND DOES NOT MAKE ANY WARRANTY TO BUYER'S CUSTOMERS OR AGENTS. SELLER HAS NOT AUTHORIZED ANYONE TO MAKE ANY REPRESENTATION OR WARRANTY OTHER THAN AS PROVIDED ABOVE.

     5.2 Buyer shall inspect, within a reasonable period, each shipment Seller makes to verify that the Products materially conforms to the Specifications.

     5.3 Neither party is aware of any claims of infringement, of any valid patent by the Products and each will notify the other promptly of any such claim of which it becomes aware. Seller shall hold buyer and its officers, directors, agents and employees harmless from all damages, settlements, attorney's fees and expenses arising out of or in connection with any claim or action that the Products and/or portions and/or components thereof infringe any patent or other intellectual property rights of third parties issued as of the date first written above, provided Seller is promptly notified of any and all threats, claims and proceedings related thereto and given reasonable assistance and the opportunity to assume sole control over the defense and all negotiations for a settlement or compromise; Seller will not be responsible for any settlement it does not approve in writing. The foregoing obligation of Seller does not apply with respect to Products or portions or components (i) not supplied by seller,
(ii) made in whole or in part in accordance to Buyer Specifications or requests, if the alleged infringement relates to such Specifications or requests, (iii) which are modified after delivery by Seller, if the alleged infringement relates to such modification, (iv) combined, processed or used with other products, processes or materials where the alleged infringement relates to such combination, process or use, (v) where Buyer continues allegedly infringing activity after being notified thereof or after being informed of modifications that would have avoided the alleged infringement, or (vi) where the infringement is incident to use of the Products but does not result primarily from the Products. buyer will indemnify Seller and its officers, directors, agents and employees from all damages, settlements, attorneys' fees and expenses (i) related to a claim of infringement or misappropriation excluded from Seller's indemnity obligation by the immediately preceding sentence or (ii) in connection with Buyer's activities regarding the Products or its failure to effectively pass on to its direct or indirect customers Seller's liability and warranty limitations and disclaimers.


                                  ARTICLE VI
                                  ----------
                                CONFIDENTIALLY
                                --------------

     6.1 For the purpose of this Agreement, the words "Confidential Information" shall mean any confidential, proprietary or secret information (including, but not limited to, technical business or financial information, business plans, customer lists, product information, specifications, drawings, inventions, processes, software and know-how) disclosed by either party ("Discloser") to the other party ("Recipient") in connection with the performance of this Agreement, and designated by Discloser as "Confidential," or if orally or visually disclosed, reduced to writing with such "Confidential" designation and notified to Recipient within thirty (30) days after the disclosure.

     6.2 Recipient shall keep confidential and not disclose at any time, or use other than in the performance of this Agreement, during the term of this Agreement and any extension(s) thereof, if any, and for two (2) years thereafter, any Confidential

Information disclosed by Discloser without obtaining prior written authorization of Discloser.

     6.3 Recipient further agrees that the Confidential Information will be disclosed only to those of Recipient's employees, officers, directors, agents or representatives with a need to know the Confidential Information, and only after such individuals have signed a written instrument obligating them at least to the extent Recipient is obligated under this Agreement.

     6.4 Buyer agrees not to analyze (except as necessary to determine defects) or reverse engineer any Products or authorize anyone else to do so. Each party's obligations under this Section 6.4 shall cease with respect to any Confidential Information when one of the exceptions set forth in Section 6.5 of this Agreement applies with respect thereto or, if earlier, when and to the extent the Discloser releases such confidential Information from such obligations.

     6.5 It is understood, however, that the foregoing restrictions shall not apply to any portion of the Confidential Information which:

         (a) was previously known to Recipient without restriction on disclosure or use; or

         (b) is rightfully obtained by Recipient from a third party source without restriction on disclosure or use; or

         (c) is or becomes part of the public domain through no fault of Recipient or its employees; or

         (d) is independently ascertainable or developed by Recipient or its employees, officers, directors, agents or representatives who have not had access to the Confidential Information; or

         (e) is required to be disclosed by administrative or judicial action; provided that Recipient attempted to maintain the confidentiality of such Confidential Information by asserting in such action any applicable privileges, and immediately after receiving notice of such action, notified Discloser of such action to give Discloser the opportunity to seek any other legal remedies to maintain such Confidential Information in confidence as herein provided; or

         (f) is approved for release by written authorization of Discloser.

     6.6 Recipient acknowledges and agrees that due to the unique nature of the Confidential Information, there can be no adequate remedy at law for any breach of its Article VI obligations hereunder, that any such breach may allow the Recipient or third parties to unfairly compete with the Discloser resulting in irreparable harm to the Discloser, and therefore, that upon any such breach or any threat thereof, the Discloser shall be entitled to appropriate injunctive relief in addition to whatever remedies it might have at law. The Recipient will notify the Discloser in writing immediately upon the occurrence of any such unauthorized release or other breach.

     6.7 All Confidential Information disclosed to or acquired by Recipient and all inventions and developments which arise from the confidential Information, shall be and remain the sole property of Discloser. No copies of any Confidential Information may be made without Discloser's prior written consent. Recipient agrees to return all Confidential Information, and any copies of same, upon the expiration or termination of this Agreement or ten (10) days after Discloser's request for return, whichever is earlier.


                                  ARTICLE VII
                                  -----------
                                 MISCELLANEOUS
                                 -------------

     7.1 Sony Trading International Corporation. It is agreed between the
         --------------------------------------
parties that Buyer may, at its own discretion, have Sony Trading International Corporation, a Japanese corporation and Affiliate of Buyer, issue purchase orders, make payments, accept the delivery of the Products, inspect the Products, and perform any other activities hereunder on behalf of Buyer in accordance with the terms and conditions of this Agreement.

     7.2 Entire Agreement. This Agreement contains the entire agreement of the
         ----------------
parties regarding the subject matter hereof and supersedes all prior agreements, understandings and negotiations regarding the same (including, without limitation, the Preliminary Agreement). This Agreement may not be changed, modified, amended or supplemented except by a written instrument signed by both parties. Furthermore, it is the intention of the parties that this Agreement be controlling over additional or different terms of any order, confirmation, invoice or similar document, unless otherwise accepted in writing by both parties. Further, waivers and amendments shall be effective only if made by written agreements clearly understood by both parties to be an amendment or waiver.

     7.3 Assignability. This Agreement or any part hereof may not be assigned by
         -------------
either party without the prior written consent of the other party; provided, however, that either party may assign this Agreement to any entity which acquires substantially all of its assets or business, provided that the assignor remains obligated hereunder.

     7.4 Severability. If any provision of this Agreement shall be held illegal
         ------------
or unenforceable, that provision shall be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect and enforceable, and the parties will negotiate in good faith to restore to the fullest extent legally possible the intent of the parties reflected in this Agreement before such limitation or elimination.

      7.5  Further Assurances. Each party hereto agrees to execute, acknowledge
           ------------------
and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

      7.6  Use of Party's Name. No right, express or implied, is granted by
           -------------------
this Agreement to either party to use in any manner the name of the other or any other trade name or trademark of the other in connection with the performance of this Agreement, except as expressly provided herein.

      7.7  Notice and Reports. All notices, consent or approvals required by
           ------------------
this Agreement shall be in writing sent by certified or registered air mail, postage prepaid or by facsimile or cable (confirmed by such certified or registered mail) to the parties at the following addresses or such other addresses as may be designated in writing by the respective parties:

   To Seller:        Southwall Technologies, Inc.
                     1029 Corporation Way
                     Palo Alto, CA 94303 USA
                     Attention:  Mr. Martin M. Schwartz, President

   To Buyer:         Sony Trading International Corp.
                     TS Bldg. 2-13-40, Konan
                     Minato-ku, Tokyo, 108 Japan
                     Attention:  Mr. Minoru Mizukoshi, Manager, International
                                 Procurement

Notices shall be deemed effective five days after the date of mailing, if mailed.

      7.8  Relationships of the Parties. Both parties are independent
           ----------------------------
contractors under this Agreement. Nothing contained in this Agreement is intended nor is to be construed so as to constitute Seller and Buyer as partners, agents or joint venturers with respect to this Agreement. Neither party hereto shall have any express or implied right or authority to assume or create any obligations on behalf of or in the name of the other party or to bind the other party to any contract, agreement or undertaking with any third party.

      7.9  Waiver. The waiver by either party of a breach of any provisions
           ------
contained herein shall be in writing and shall in no way be construed as a waiver of any succeeding breach of such provision or the waiver of the provision itself.

      7.10  Applicable Law; Actions. All disputes arising in connection with
            -----------------------
this Agreement or relating to the subject matter hereof shall be finally settled under the Rules of Conciliation and Arbitration of the International Chamber of Commerce by one or more arbitrators appointed in accordance with those Rules. Ordinary Law Courts will not be used to settle any dispute arising under this Agreement or connected with the subject matter hereof, except that the parties may apply to any court of competent jurisdiction for injunctive or other similar relief or to enforce the decision of the arbitrators. Buyer and Seller represent that the Rules of Conciliation and Arbitration of the International Chamber of Commerce are known to them and that the parties are ready to comply voluntarily with any decision. The place of arbitration shall be Palo Alto, California. The substantive laws of Switzerland shall be applied to any arbitration proceedings (, but the language of this Agreement and of any arbitration shall be English), without regard to the United Nations Convention on the International Sales of Goods. Service of process in any such action may be effected in the manner provided in Section 7.7 of this Agreement for delivery of notices. The prevailing party in any legal action (including arbitration) to enforce or interpret this Agreement shall be entitled to reasonable costs and attorney's fees.

      7.11  Captions. Paragraph captions are inserted for convenience only and
            --------
in no way are to construed to define, limit or affect the construction or interpretation hereof.

      7.12 Limited Liability. NOTWITHSTANDING ANYTHING ELSE IN THIS AGREEMENT OR
           -----------------
OTHERWISE, SELLER WILL NOT BE OBLIGATED OR LIABLE WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY FOR (I) ANY AMOUNTS IN EXCESS IN THE AGGREGATE OF AMOUNTS PAID TO SELLER HEREUNDER DURING THE THREE MONTH PERIOD PRIOR TO DATE THE LAST CAUSE OF ACTION AROSE, ESTIMATED TO BE $3.75 MILLION, OR (II) ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES, OR (III) COST OF PROCUREMENT OF SUBSTITUTE GOODS, TECHNOLOGY OR SERVICES. SELLER SHALL HAVE NO LIABILITY FOR ANY FAILURE OR DELAY DUE TO MATTERS BEYOND ITS REASONABLE CONTROL (A "FORCE MAJEURE") OR FOR ANY ALLOCATION OF PRODUCTS BETWEEN ITS CUSTOMERS IN THE EVENT OF A SHORTAGE.

      7.13  Foreign Law. Buyer represents and warrants that neither this
            -----------
Agreement (or any term hereof) nor the performance of or exercise of rights under this Agreement, is restricted by, contrary to, in conflict with, ineffective under, requires registration or approval or tax withholding under, or affects Seller's proprietary rights (or the duration thereof) under, or will require any termination payment or compulsory licensing under, any law or regulation of or binding upon or effective in Japan.

      7.14  Export Control. Each party agrees to comply with all export laws and
            --------------
restrictions and regulations of the Department of Commerce or other United States or foreign agency or authority, and not to export, or authorize the export or reexport of any Products (or technical data or information related thereto) or any direct product thereof in violation of any such restrictions, laws or regulations, or, without all necessary licenses and approvals, to Afghanistan, the People's Republic of China or any Group Q, S, W, Y or Z country specified in the then current Supplement No. 1 to Section 770 of the U.S. Export Administration Regulations (or any successor supplement or regulations). Buyer will notify its customers of the obligation to comply with such export laws and regulations.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the date first written above.

                                         SELLER


                                         By:      /s/ Martin M. Schwartz
                                             -------------------------------
                                         Title:        President/CEO
                                               -----------------------------


                                         BUYER


                                         By:        /s/
                                            --------------------------------
                                         Title:  General Manager/Sony CPC
                                               -----------------------------

                                   EXHIBIT 1

                        SONY-SOUTHWALL SUPPLY AGREEMENT

                            PRODUCT SPECIFICATIONS
                            ----------------------

Specifications for the Anti-Reflection Film Product are attached in this exhibit. The draft form of these specifications, identified as PS-0059 - 09/15/95, REV. B - DRAFT (13 pages), represents the current status of our agreement. Such product specifications are anticipated to be subject to change as improved definitions, measurement techniques and product attributes are identified and modified. Any changes or modifications of this document require written agreement of both parties. Specifications for Packaging, Shipping and Storage are included in this document.

1.0  PURPOSE
     -------

     This document defines the requirements for 15" and 17" SONY CRT Anti-Reflective Coatings.

2.0  RELATED DOCUMENTS
     -----------------

     2.1 Standard Method for Computing the Colors of Objects by Using the CIE System, ASTM E 308.

     2.2 Method of Measuring and Specifying Color Rendering Properties of Light Sources, CIE 13.2.

     2.3  Standard Packaging Specification, MT-0009.

     2.4  Standard Test Method for Measuring Adhesion by Tape Test, ASTM D 3359.

     2.5  Standard Test Method for Film Hardness by Pencil Test, ASTM D 3363.

     2.6  AR1 Defect Definitions, II-0078.

3.0  PRODUCT SPECIFICATION
     ---------------------

     NOTE 1: Physical dimensions for QC samples are located in Figure 1. Data are to be taken at the beginning and end of each finished roll.

     NOTE 2: Table 1 describes which of the items in section 3.0 are to be measured by the QC department, measured and reported by the Post Processing department, or are not routinely measured but are certified to meet the appropriate specification based on demonstrated process repeatability. Post Processing data regarding the location of physical defects will be supplied for each roll.

     NOTE 3: Items with asterisks are areas that are to be reviewed at a future date. These items include both the current specification and proposed goal.

3.1 PART NUMBERS.
    ------------

    3.1.1 Southwall Technologies:
          ----------------------

          17" monitors: 904-7003
          15" monitors: 904-7004

     3.1.2 Sony:
           ----

          17" monitors: 2-162-321-01
          15" monitors: 2-162-318-01

3.2 OPTICAL SPECIFICATION.
    ---------------------

    Note 1 Refer to Figure 1. Make scans at the center of the web and (plus/minus) 100 mm from the center of the web for each QC sample pulled from a finished roll. Make all scans on the Perkin Elmer Lambda 9 spectrophotometer equipped with an integrating sphere. Scans are to span the wavelength region between 400nm and 820 nm, with measurement every 5nm. Base all chromaticity measurements on color illuminant D65 (CIE 1931).

     Note 2 All reflection measurements are to be specular and made at near normal incidence. Laminate samples (coated side out) to a specially designed light trap (this is a laminate made up of .090" clear float glass, approximately 11 mm (.450") of Monsanto's black PVB and a piece of 1/8" bronze glass) using Norland type 7204 U.V. curing adhesive.

     Note 3 Smooth interference fringes set up by the index mis-match between the PET and hard coat using a simplified least squares procedure (from Savitzky, A. and J.E. Golay: Analytical Chemistry vol. 36 no. 8, pp 1627-1639).

     Note 4 Determine the coating absorption using non-laminated samples. Measure coating absorption at the center of the web only for each QC sample pulled from a finished roll.

     3.2.1 Spectral Reflectance.
           ---------------------

           The spectral reflection between 450 nm and 650 nm shall have an average reflection of 0.75% or less. No measurement is to exceed 2.0% within this wavelength region.

     3.2.2 Reflection Color.
           -----------------

           The reflection color (x,y) is to fall within a box defined by the following co-ordinates:

           A: x= 0.13, y= 0.13
           B: x= 0.13, y= 0.24
           C: x= 0.20, y= 0.40
           D: x= 0.34, y= 0.40

               E: x= 0.34 y= 0.20
               F: x= 0.24 y= 0.13

     3.2.3     Visible Reflection.
               ------------------

               The RVis (1931 standard observer with a D65 color illuminant) will be (less than or equal to) 0.6%.

     *3.2.4    Coating Bandwidth.
               -----------------

               The coating bandwidth is to be equal to or greater than:

               Current:  1.41           Goal:  1.50 (Target date: 1/1/96).

               The coating bandwidth is defined as the ratio of the long ((lambda)\\red\\) to short ((lambda)\\blue\\) wavelengths having a reflection value of 1.0%. Use the average reflection of the scan when determining bandwidth (i.e. all hard coat fringes are to be averaged out as described above in section 3.0,
               Note 3).

     3.2.5     Crossweb Reflectance Change:
               ---------------------------

               The crossweb reflection variation (as defined below) is to be (less than or equal to) 0.05 (i.e. (less than or equal to) 5%).

               The crossweb reflection change I/red/ is defined as the absolute value of the center of web red wavelength ((lambda)\\CRed\\) at 1.0% reflection minus the edge ((plus/minus) 100 mm from the center) of web red wavelength ((lambda)\\ERed\\) at 1.0% reflection divided by the center of web red wavelength at 1.0% reflection. Only the red portion (from 600 to 750 nm) of the reflection spectrus is to be analyzed. Use the average reflection of the scan when determining band width (i.e. all hard coat fringes are to be averaged out as described above in Note 3).

               I\\red\\ = |((lambda)\\CRed\\ (minus) (lambda)\\ERed\\) /
                          (lambda)\\CRed\\|

               Where:

               Cross web reflection change = I\\red\\
               Center of web red wavelength = (lambda)\\CRed\\
               Edge of web red wavelength = (lambda)\\ERed\\)

     3.2.6     Production Absorption.
               ---------------------

               The center of web visible absorption (AVis) (1931 standard observer with a D65 color illuminant) is to be (less than or equal to) 3.0%. This measurement is to be made in the center of the web.

     3.2.7     Product Haze.
               ------------

               The product haze is not to exceed 1.5%. This measurement is to be made in the center of the web.

3.3  COATING DURABILITY.
     ------------------

     3.3.1     Coating Adhension.
               -----------------

               Refer to Figure 1. The coating shall show no evidence of damage (ASTM D 3359 5b) after a "snap tape test" by which Scotch(R) brand #610 cellulose tape is pressed firmly against the scribed coating surface and quickly removed. The tape test is to be done (plus/minus) 100 mm from the center of web for all QC samples.

     3.3.2     3H Pencil Test.
               --------------

               Refer to Figure 1. The coating shall show no evidence of visible deterioration after being subjected to the "3H pencil test" using
               9.8 N of force (loaded with a 1000g mass). There will be a total of 5 pulls evenly spaced across each QC sample taken from a finished roll. Tests are to be made using Sony 3H pencil tester part #1705637.

               Visible deterioration is defined as any mark showing up in reflection ONLY caused by the abrasion test. Initial digs or pits caused by the testing are to be ignored. Any noticeable marking or loose debris is to be cleaned with a soft lens tissue. If the marking is not removed the sample is considered rejected.

     3.3.3     Mechanical Pencil Tip Test.
               --------------------------

               Refer to Figure 1. The coating shall show no evidence of visible deterioration (see section 3.3.2 for definition) after being subjected to a mechanical pencil tip using a 1.5 N force (loaded with a 150g mass). There will be a total of 3 tests having a length of 100 mm long evenly spaced down the center of the web for each QC sample pulled from a finished roll.

     3.3.4     Steel Wool Test.
               ---------------

               The product shall show no evidence of visible deterioration (see section 3.3.2 for definition) after being subjected to 60 strokes of steel wool #0000. The force applied is to be 2.0 N (200 g mass) over an area of 1 cm/2/ (0.155 in/2/).

               The test is to be conducted in the center portion of each QC sample pulled from a finished roll (see Figure 1).

     3.3.5     Acetone Rub Test.
               ----------------

               The product shall show no evidence of visible deterioration, whether before or after humidity testing, after being subjected to 50 strokes at a force of 22 N/cm/2/ (2224 grms/cm/2/).

               Test set-up:

               Use a Sutherland Ink Rub Tester machine for this test. Raise the area of the machine that is swept by the abrader approximately 5 mm (3/16") by attaching a 3 mm (1/8") thick by 70 mm (2.75") wide by 140 mm (5.5") long piece of clear float glass centered under the area being swept by the abrader. Place on top of this piece of glass a 1.5 mm (1/16") thick piece of ABS or equivalent plastic 125 mm (5") wide by 150 mm (6") long. Attach to the top of the plastic and center in the area being swept by the abrader a piece of black paper (generated by making a photocopy with the cover open) measuring 45 mm (1.75") wide by 100 mm (4") long. Surround this piece of paper with double-back adhesive tape to keep the sample from moving during the test.

               The abrader has a 3 mm (1/8") thick by 12.5 mm (1/2") diameter rubber pad attached to the bottom center of the abrader. Place a lint free towel (as prepared below) over the rubber pad with the long axis of the towel wrapped over the edges of the long axis of the abrader. Hold the towel in place with a rubber band.

               Prepare each towel by cutting a fresh lint-free towel into quarters. Fold one quarter section in half, making a square. Fold twice more in the same direction making a finished towel having 8 layers and measuring 40 mm (1.5") by 150 mm (6").

               Test Procedure:

               The sample to be tested should be at least 50 mm (2") by 125 mm (5") in size. Place the sample on the tester coated side up and orientated so that the north/south axis is in line with the motion of the abrader. Position the sample so that the double-back tape will hold it in place.

               Saturate the area of the towel covering the rubber pad with acetone. Place the abrader into position on the machine rubber pad/towel side down, with the towel against the sample. Add additional weight to the top of the abrader to bring the total weight on the sample up to 2224 grams.

               Abrade the test sample using five sets of 10 strokes each. Remove the abrader after each set of 10 strokes and check the sample for scratching or coating removal. The sample passes if no noticeable scratching or coating removal takes place (the sample can be cleaned of any residue with acetone prior to being checked). Add acetone to the towel between each set before continuing with another set of 10 strokes.

     3.3.6     Thermal Shock Test.
               ------------------

               The product shall show no evidence of deterioration after being exposed to an ambient temperature of (minus)54(degrees)C for 4 hours and then 71(degrees)C for 4 hours.

               Refer to Figure 1 for sample size. Laminate samples to be environmentally tested to the AR side out to a piece of 1/8" clear float glass or equivalent using SONY supplied U.V. curable optical adhesive. After lamination, apply a cross-web and down-web scribe spanning the length and width of the sample. This scribe is to penetrate the sputtered coating and continue into the hard coat.

     3.3.7     Humidity Test.
               -------------

               The product shall show no evidence of deterioration after being subjected for 48 hrs to a temperature of 48.9 (plus/minus) 2.2(degrees)C and a relative humidity of 98 (plus/minus) 2%. Refer to 3.3.6 for sample preparation.

     3.3.8     Chemical Test.
               -------------

               The product shall show no evidence of deterioration after being immersed for 24 hours in a solution of sodium chloride (NaCl) that consists of 45 grams of NaCl per liter of distilled water.

         The product shall show no evidence of deterioration after a 15 mm (1/2") diameter puddle of the following agents is allowed to remain on the AR coating surface for 24 hours:

         Acetone, ethanol, methanol, isopropanol, ammonia hydroxide (50% by volume or 30% concentration in DI H\\2\\O), acetic acid (50% by volume in DI H\\2\\O), citric acid (10% by volume in DI H\\2\\O), artificial perspiration (NaCl 5g, acetic acid 5 ml, butyric acid 3 ml, DI H\\2\\O 84 ml), rubber cement, office automation cleaner, 5% by volume Triton X-10 cleansing agent, tea, ballpoint pen ink, coffee, cola, stamping ink, felt pen, nail polish, grease pencil, lipstick, pencil lead
         (soft #2).

3.4 ELECTRICAL SPECIFICATIONS.
    -------------------------

    Sheet resistance is measured at the center and (plus/minus) 100 mm from the center (see Figure 1 for sample size). The product is to have an average ohms/square value of less than 250. No individual reading is to exceed 270 ohms/square. This is measured on an LEI Contactless Conductivity Probe, Model 1000.

3.5 PHYSICAL DEFECTS.
    ----------------

    Physical defects are marked out in Post Processing. Unacceptable physical defects should occur no closer than 30.48 cm (one foot), otherwise the web is marked out continuously. If the continuously marked out section is longer than 3.048 meters (ten feet), then the defective section is physically removed and replaced by a splice. If a roll averages more than one defect per two meters (one defect per six feet) after splicing out unacceptable sections, then the entire roll is rejected.

    Physical defects are marked on each side of the web no further than 5 mm (0.20 inches) from each edge.

3.5.1 Spot Defects-Coated Side.
      ------------------------

      The following applies to translucent defects on the coated surface.

===============================================================================
       Average Size                               Allowable Number/Notes
-------------------------------------------------------------------------------
(greater than)0.6mm mean diameter*:                  None allowed
-------------------------------------------------------------------------------
0.4 mm to 0.6 mm mean                     6 or less allowed per sample with a
     diameter*:                            minimum distance of 50 mm between
                                                        defects.
-------------------------------------------------------------------------------
(less than)0.4 mm mean diameter*:        unlimited provided that no more than
                                         6 occur in a 20 mm diameter and no
                                                more than 3 are bunched.
===============================================================================

                   *where mean diameter = (length + width)/2

3.5.2 Scratch Defects - Coated Side.
      -----------------------------

      The following applies to translucent linear defects on the coated surface and visible in reflection only:

===============================================================================
Average Width                   Allowable                    Notes
                                 Length
-------------------------------------------------------------------------------
    (equal to or              None Allowed        Can be felt by dragging
greater than)0.076 mm                            finger nail across surface
-------------------------------------------------------------------------------
0.025 to 0.076 mm             15 mm long          Can not be felt by dragging
                               max.              finger nail across surface
===============================================================================

3.5.3 Star Defects-Coated Side.
      ------------------------

      These defects are not allowed regardless of size. Use a 20x magnification eye loop for identification ease.

3.5.4 Cross Web Cracks-Coated Side.
      ----------------------------

      Cross web cracks in the coating which extend more than 5 mm (0.197 inches) from the edge are unacceptable.

3.5.5 Feathers-Uncoated Side.
      ----------------------

      Feathers which are larger than 3mm (0.118 inches) are not acceptable.

     3.5.6     Scratches - Uncoated Side.
               -------------------------

               Scratches on the backside of AR1 material which are visually detectable after being laminated to a glass sheet using Sony's UV cured adhesive are not acceptable. Use Sony provided samples to determine acceptability. Generally these scratches have dimensions as outlined below.

               ===============================================================
                 Average Width             Allowable Length         Notes
               ---------------------------------------------------------------
                     TBD                        TBD                  TBD
               ===============================================================

     3.5.7     Web Distortion.
               --------------

               Web distortion which results in an uneven surface after lamination using Sony's UV curable adhesive is not acceptable. (Limit samples will be provided by Sony.)

     3.5.8     Stains.
               ------

               Stains which cannot be wiped off are not acceptable if the mean diameter is greater than 0.6 mm (0.024 inches).

     3.5.9     Curl Specification.
               ------------------

               See Figure 1 for sample size. No QC sample is to show more than a
               5.0 mm (0.197") curl along any edge when viewed with the coating side up. Wind all QC samples onto 6" laboratory cores prior to being cut to the required size.

               Measure QC samples after allowing for 24 hours of relaxation stored in a flat or unwound condition.

3.6  Post Processing.
     ---------------

     3.6.1     Material Width:
               --------------

               15" Monitors: Coated material is to be slit to
                 240(plus/minus) 1.0 mm.
               17" Monitors: Coated material is to be slit to
                 269(plus/minus) 1.0 mm.

     3.6.2     Centering.
               ---------

               Center slit material onto the re-wind core within (plus/minus)
               1.5 mm (0.06") from one edge of the core.

     3.6.3     Roll size.
               ---------

               The maximum roll weight (core and product only) is 18.2 Kg (40 lbs). This equates to a roll length of approximately 255 M (837
               ft) for 269 mm wide. The maximum roll length is not to exceed this length for either 269 mm (17" monitors) or 240 mm (15" monitors) material widths. The minimum roll length is 200 M (656
               ft).

     3.6.4     Wrap.
               ----

               Wind material onto cores coated side out.

     3.6.5     Core Dimension.
               --------------

               Wind slit material onto 6" Schedule 40 ABS type plastic cores having a 154 (STOCK) mm (6.063") I.D. and a 168 (STOCK) mm (6.625") O.D. Use a core length of 275 (plus/minus) 3 mm (10.827 (plus/minus) .12"). The edges of the cores are to be perpendicular to the central axis to within (plus/minus) 0.4 mm (0.015") with a surface flatness of 0.4mm (0.015").

     3.6.6     Defect Location.
               ---------------

               All rolls are to have tables or graphs explaining the location of mark-outs and splices.

     3.6.7     Roll Splicing/Mark-outs.
               -----------------------

               Limit splices to 3 per roll. Use 1 mil Kapton tape on both side of the joint for splices.

               Mark out all rejectable areas with a Sharpie or equivalent permanent marker within 5 mm (1 inch) of either edge.

     3.6.8     Escapes.
               -------

               Escapes are optical or physical non-conformities that have been missed during the material inspection process. Goal: "Escapes" are not to exceed 3%.

     Table 1: Items to be measured for each QC sample pulled from a finished roll.

==============================================================================
      Item Number/Description                        Measurement Scheme
==============================================================================
3.2.1  Spectral Reflectance                              QC Measured
------------------------------------------------------------------------------
3.2.2  Reflection Color                                  QC Measured
------------------------------------------------------------------------------
3.2.3  Visible Reflection                                QC Measured
------------------------------------------------------------------------------
3.2.4  Coating Bandwidth                                 QC Measured
------------------------------------------------------------------------------
3.2.5  Crossweb Reflectance                              QC Measured
------------------------------------------------------------------------------
3.2.6  Product Absorption                                QC Measured
------------------------------------------------------------------------------
3.2.7  Product Haze                                      QC Measured
------------------------------------------------------------------------------
3.3.1  Coating Adhesion                                  QC Measured
------------------------------------------------------------------------------
3.3.2  3H Pencil Test                                    QC Measured
------------------------------------------------------------------------------
3.3.3  Mechanical Pencil Tip Test                        QC Measured
------------------------------------------------------------------------------
3.3.4  Steel Wool Test                                   QC Measured
------------------------------------------------------------------------------
3.3.5  Acetone Rub Test                                  QC Measured
------------------------------------------------------------------------------
3.3.6  Thermal Shock                                  Certified to meet spec.
------------------------------------------------------------------------------
3.3.7  Humidity Test                                  Certified to meet spec.
------------------------------------------------------------------------------
3.3.8  Chemical Test                                  Certified to meet spec.
------------------------------------------------------------------------------
3.4.1  Resistance, Buss to Buss                          QC Measured
------------------------------------------------------------------------------
3.4.2  Resistance, Sheet                                 QC Measured
------------------------------------------------------------------------------
3.5.1  Spot Defects                                   Post Processing Measured
------------------------------------------------------------------------------
3.5.2  Scratch Defects                                Post Processing Measured
------------------------------------------------------------------------------
3.5.3  Star Defects                                   Post Processing Measured
------------------------------------------------------------------------------
3.5.4  Cross Web Cracks                               Post Processing Measured
------------------------------------------------------------------------------
3.5.5  Feathers                                       Post Processing Measured
------------------------------------------------------------------------------
3.5.6  Scratches - Uncoated                           Post Processing Measured
------------------------------------------------------------------------------
3.5.7  Web Distortion                                 Post Processing Measured
------------------------------------------------------------------------------
3.5.8  Stains                                         Post Processing Measured
------------------------------------------------------------------------------
3.5.9  Curl Specification                                 QC Measured
------------------------------------------------------------------------------
3.6.1  Material Width                                 Post Processing Measured
==============================================================================

4.0 SHIPPING AND PACKAGING
    ----------------------

    4.1 Package all product for shipment according to STI's standard packaging specification number MT-0009.

    4.2 Place desiccant on the outer wrap of all rolls prior to covering the roll with the polyethylene roll bag.

    4.3 Box only one roll in each telescoping type box (this type of a box provides quadruple wall protection). Use this packaging for air or ground freight only. Additional packaging or crating is required for ocean shipment. Inside box dimensions are 381 mm (15") X 381 mm (15") X 318 mm (12.5").

4.4 ROLL INFORMATION.
    ----------------

    Ship rolls that are within specification with the QC and Post Processing data and any appropriate defect location tables. Material that does not meet specification will be evaluated by a Southwall Material Review Board. If it is deemed likely to be usable by Sony, it will be shipped accompanied with QC results and comments from the Material Review Board.

4.5 STORAGE
    -------

    4.5.1 Store rolls remaining in their shipping boxes in a horizontal position. Store rolls that have been removed from their shipping boxes in either a horizontal or vertical position.

    4.5.2 All rolls are to be supported by their end plates when boxed, stored, or being transported and are to remain banded with end plates and protective plastic cover until use.

    4.5.3 Do not store rolls more than 1 year.

    4.5.4 Do not allow un-boxed rolls to remain in direct sunlight for more than 1 hour.

    4.5.5 Storage temperature is not to exceed 50(degree)C (122(degree)F) with a relative humidity of 90%.

Figure 1.  Approximate inspection locations and dimensions for SONY Q.C.
           measurements.


[CHART APPEARS HERE]


6.  Numbers in parenthesis are dimensions for 15" monitors.
5.  Both Mechanical and Pencil Tests are to use 10 mm long pulls.
4.  Unless otherwise noted, all dimensions are (plus/minus) 1.0 mm.
3.  Scale = None.

2.  Approximate location for 5 EA. 3H Pencil Test.

1.  Approximate location for 2 EA. Cross Hatch Peel Test.

NOTES: UNLESS OTHERWISE SPECIFIED

                                  EXHIBIT II

                       SONY - SOUTHWALL SUPPLY AGREEMENT

                                    PRICES
                                    ------

CURRENT ORDER - THROUGH Q3-1995

The price of product to SONY shall continue at U.S. $10.00 per linear foot (for product in widths for both 15" and 17" CRTs) until Purchase order No. STI-001 (from STIC), dated April 24, 1995, is complete (anticipated in early October,
1995). The price does not include the cost of hardcoated substrate. The product price shall be FOB Palo Alto factory.

Substrate has been provided by STIC, free of charge, except freight and duty, which have been paid by STI. Should SONY elect to chare STI for substrate, the price of product to SONY shall be adjusted, with allowance for STI production yields, so as to fully compensate STI for all costs of purchase and use of vendor's (Teijin) hardcoated substrate.

NEW ORDER FOR Q4-1995

For any new orders covering purchases in Q4-1995, the price of product to SONY shall be determined by negotiation prior to placement of order. The product price shall be FOB Palo Alto factory.

Should SONY elect to charge STI for substrate, the price of product to SONY shall fully compensate STI for all costs of purchase and use of vendor's (Teijin) hardcoated substrate.